Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Alison D.B. Nadeau

U.S. Bank National Association

One Federal Street, 3 rd Floor

Boston, MA 02110

(617) 603-6553

(Name, address and telephone number of agent for service)

Oscient Pharmaceuticals Corporation

(Issuer with respect to the Securities)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Guardian II Acquisition Corporation

Massachusetts	20-5239620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Winter Street, Suite 2200 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

12.50% Convertible Guaranteed Senior Notes due 2011

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on the 12th day of November, 2008.

By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau Vice President

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 12, 2008

By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau Vice President

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2008

($000’s)

6/30/2008
Assets
Cash and Balances Due From Depository Institutions	$8,040,113
Securities	38,273,740
Federal Funds	4,300,502
Loans & Lease Financing Receivables	162,625,350
Fixed Assets	2,638,883
Intangible Assets	12,303,139
Other Assets	14,126,201

Total Assets	$242,307,928

Liabilities
Deposits	$143,265,079
Fed Funds	13,193,537
Treasury Demand Notes	0
Trading Liabilities	490,836
Other Borrowed Money	47,378,092
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,266,430

Total Liabilities	$219,241,440

Equity
Minority Interest in Subsidiaries	$1,524,656
Common and Preferred Stock	18,200
Surplus	12,057,620
Undivided Profits	9,466,012

Total Equity Capital	$23,066,488

Total Liabilities and Equity Capital	$242,307,928

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Alison D.B. Nadeau
Title:	Vice President
Date:	November 12, 2008

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